November 12, 2004

Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C. 20549

Re: Thomas Equipment, Inc.

Dear Sirs/Madams:

We have read the statements in Item 4.01 of the Current Report on Form 8-K of Thomas Equipment, Inc. dated November 12, 2004. We agree with the statements concerning our firm in such Form 8-K.

Yours truly,

/s/  Kingery & Crouse, P.A.